Exhibit 23.1

CONSENT OF INDEPEDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-192359) pertaining to The J.G. Wentworth Company 2013 Omnibus Incentive Plan of our report dated March 13, 2015, with respect to the consolidated financial statements of The J.G. Wentworth Company (prior to November 14, 2013, J.G. Wentworth, LLC and Subsidiaries), included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP

New York, New York
March 13, 2015